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                                   Exhibit 11
                 Statement re: computation of per share earnings

                             Annie's Homegrown, Inc.
                    Computation of Earnings Per Common Share
                       (in 000s except for per share data)
                        Three months ended June 30, 1998





Basic Computation
-----------------

                     Net loss per statement of operations            $  (241)
                                                                     -------

                     Weighted average number of
                     common shares outstanding                         4,485
                                                                     =======

                     Basic loss per common share                     $  (.05)
                                                                     -------



Diluted Computation
-------------------

                     Net loss statement of operations                $  (241)
                                                                     =======

                     Weighted average number of
                     common shares outstanding                         4,485

                     Stock options                                       249

                     Weighted average number of
                      common shares as adjusted                        4,734
                                                                     -------

                     Diluted loss per common share                   $  (.05)
                                                                     =======
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                             Annie's Homegrown, Inc.
              Computation of Earnings Per Common Share (Continued)
                       (in 000s except for per share data)
                        Three months ended June 30, 1999





Basic Computation
-----------------

                       Net loss per statement of operations            $   (79)
                                                                       =======

                       Weighted average number of
                       common shares outstanding                         4,705

                       Basic loss per common share                     $  (.02)
                                                                       =======



Diluted Computation
-------------------

                       Net loss statement of operations                $   (79)

                       Weighted average number of
                       common shares outstanding                         4,705

                       Stock options                                       120


                       Weighted average number of
                        common shares as adjusted                        4,825


                       Diluted loss per common share                   $  (.02)
                                                                       =======